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                                                                    EXHIBIT 99.2

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

               CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION

     We hereby consent to the reference to our opinion dated January 16, 2002 as delivered to the Board of Directors of MasterCard International Incorporated, and inclusion thereof in its entirety, in the proxy statement/prospectus included in this Registration Statement on Form S-4 of MasterCard Incorporated. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the registration statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                    CREDIT SUISSE FIRST BOSTON CORPORATION

                                    New York, NY
                                    January 16, 2002